UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: June 19, 2018

(Date of earliest event reported)

DigitalTown, Inc.
(Exact name of registrant as specified in its charter)

MN	000-27225	411427445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2155 112th Ave NE, Bellevue, WA	98004
(Address of principal executive offices)	(Zip Code)

425-295-4564 (Registrant's telephone number, including area code)

______________________________________________ (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2018, George Nagy was appointed to the Board of Directors. There have been no transactions between Mr. Nagy and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Nagy and an officer or director of the Company.

Following is a brief description of Mr. Nagy’s business experience:

George Nagy

Mr. Nagy is a principal of Terminus Group, LLC., which provides consulting services in the areas of mergers and acquisitions, business development, debt restructuring and operations. Mr. Nagy is a former Senior Vice President of IHS Markit (NASDAQ: INFO) and American Systems, and worked for Global Technology Company and Defense George.

Mr. Nagy is a member of the Board of Directors of Cyber Maryland and a founder of Cyberavent.

Mr. Nagy holds a Bachelor of Engineering from Michigan Technological University, a Masters in Finance from Madonna University and International Studies from the University of Chicago.

The Company believes that Mr. Nagy’s knowledge and experience in information technology makes him a suitable Director.

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SIGNATURES

Dated: June 22, 2018	DIGITALTOWN, INC

	By:	/s/ Robert W. Monster
Robert W. Monster, CEO

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